Park City Group, Inc. Schedules Fiscal Year 2010 Financial Results Conference Call for September 15, 2010 at 4:30 P.M. Eastern

CEO to Present at Rodman & Renshaw Investment Conference

 in New York on September 13

PARK CITY, Utah. – September 8, 2010 – Park City Group (OTCBB: PCYG), a Software-as-a-Service provider of unique supply chain solutions for retailers and their suppliers, today announced that Randy K. Fields, Chairman and CEO, will host a conference call on Wednesday, September 15, 2010 at 4:30 P.M. Eastern to discuss the Company’s fiscal year 2010 financial results.  The earnings results press release will be issued after the stock markets close on September 15.

Shareholders and other interested parties may participate in the conference call by dialing (877) 278-9471 or (International) (763) 488-3310 and entering Conference ID #99717924.

A replay of the conference call will be accessible until September 22, 2010 by dialing (800) 642-1687 or (International) (706) 645-9291 and entering Conference ID #99717924.

Park City Group also announced today that Randy Fields will be presenting at the Rodman & Renshaw Annual Global Investment Conference on Monday, September 13, 2010, at 12:05 p.m. Eastern at the New York Palace Hotel in New York, NY.

At the Rodman & Renshaw Annual Global Investment Conference, more than 550 public and private companies from around the world are expected to present to an audience of over 3,500 attendees.  The Conference will include corporate presentations and Q & A sessions, investor one-on-one meetings and daily networking opportunities.  Institutional investors, venture capitalists, private equity firms, business development executives and sophisticated private investors can register online at the Rodman & Renshaw conference website at www.rodm.com/conferences

About Park City Group

Park City Group (OTCBB: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world.  Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

Park City Group is the only company to provide robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers.  Its solutions and services enable retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service.  These innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions.

For more information, go to www.parkcitygroup.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact
Jordan M. Darrow

Darrow Associates

(631) 367-1866

jdarrow@darrowir.com